Exhibit 99.1

HC2 Holdings Reports Second Quarter 2015 Results

Net revenue up 39% quarter-over-quarter to $281.0 million

Adjusted EBITDA of $30.8 million from our primary operating subsidiaries, up 117% from Q1

New York, NY – (Marketwired) – 08/10/2015 – HC2 Holdings, Inc. (“HC2” or the “Company”) (NYSE MKT: HCHC), a diversified holding company that focuses on acquiring, investing in and operating businesses that it considers to be under- or fairly valued and growing its acquired businesses, today announced its consolidated results for the second quarter of fiscal 2015 ended on June 30, 2015.

“We were very pleased with the results of our operating subsidiaries during the second quarter, particularly with Schuff and Global Marine, which more than doubled their combined Adjusted EBITDA compared to the first quarter,” said Philip Falcone, HC2’s Chairman, President and Chief Executive Officer. “We remain focused on our objective to build long-term value through our methodical and value added acquisition approach. As a result, we will continue to pursue highly attractive, cash flow positive businesses in order to create value.”

Second Quarter 2015 Financial Highlights:

•	Net revenue: HC2 recorded total net revenues of $281.0 million for the second quarter of 2015. Net revenue for the second quarter of 2015 increased $79.2 million, or 39%, when compared to last quarter’s net revenue of $201.8 million, primarily driven by the $57.2 million growth of our Telecommunications segment. During the quarter, our Telecommunications segment increase resulted from PTGi ICS’s successful overhaul of their global sales team and the expansion into Latin America and other emerging markets.

•	Operating income: Operating income for the second quarter was $3.3 million compared to $0.8 million during the first quarter. The increase in operating profit was largely the result of running our fabrication facilities at or near full capacity for the quarter and our ability to sub contract work at lower costs in our Manufacturing segment. This was offset, in part by, early stage investments and increases in deal related diligence expenses in Corporate and Other segments.

•	Adjusted EBITDA: HC2 recorded consolidated Adjusted EBITDA of $19.5 million for the second quarter of 2015, an increase of 230% when compared to last quarter’s Adjusted EBITDA of $5.9 million. Adjusted EBITDA for the company’s primary operating subsidiaries, Schuff and Global Marine, was a combined $30.8 million during the quarter, an increase of $16.6 million when compared to the first quarter largely due to the factors listed above at Schuff along with seasonal trends at Global Marine.

•	Balance sheet: As of June 30, 2015, HC2 had consolidated cash, cash equivalents and short-term investments of $81.2 million.

Additional Second Quarter Highlights and Recent Developments:

•	Schuff’s backlog was $329.3 million as of June 30, 2015 compared to $306.1 million as of March 31, 2015. Notable projects include the Wilshire Grand Center in Los Angeles, the Sacramento Kings Arena, and the new Apple headquarters in Cupertino, CA.

•	Global Marine secured a submarine fibre optic link contract with Subsea 7, a global leader in subsea engineering and construction, and won a pair of high-profile contracts from Tampnet, who operates the largest offshore high-capacity communication network in the world in the North Sea and the Gulf of Mexico. Global Marine will also be collaborating again with Prysmian Group on a new project for the Wikinger Offshore Wind Farm in the Baltic Sea.

•	Novatel Wireless announced it has signed a definitive agreement to acquire 100% of the issued share capital of DigiCore Holdings Limited (JSE:DGC), a leading provider of advanced machine-to-machine (M2M) communication and telematics solutions.

•	HC2 signed a definitive agreement for the acquisition of long-term care and life insurance businesses, United Teacher Associates Insurance Company and Continental General Insurance Company, establishing HC2’s insurance platform, Continental Insurance Group Ltd. This transaction is still on track to close by the end of the third quarter.

•	Nervve announced an exclusive partnership with Wasserman Media Group, a leading sports and entertainment agency, to bring Nervve’s visual search technology to market.

•	HC2 invested CAD$20 million (or approximately $16 million) in convertible debentures of Gaming Nation Acquisition Corporation. Gaming Nation, headquartered in Toronto, Ontario, is a leading provider of both games of skill and games of chance designed for the avid sports fan and daily fantasy sports participants.

•	Dusenberry Martin Racing, or DMi, Inc., launched its NASCAR® ’15 racing game exclusively at GameStop for the Xbox 360 and PlayStation 3 in May 2015.

Non-GAAP Financial Measures and Other Information

The calculation of Adjusted EBITDA, as defined by us, consists of Net income (loss) as adjusted for gain (loss) on sale or disposal of assets; interest expense; amortization of debt discount; other income (expense), net; foreign currency transaction gain (loss); income tax (benefit) expense; loss from discontinued operations; noncontrolling interest; share-based compensation expense; acquisition costs and depreciation and amortization expense.

Management believes that Adjusted EBITDA is significant to gaining an understanding of the Company’s results as it is frequently used by the financial community to provide insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation, amortization and other adjustments can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA can also be a useful measure of a company’s ability to service debt. While management believes that non-US GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s US GAAP financial results.

Conference Call

HC2 Holdings, Inc. will host a live conference call to discuss its results on Monday, August 10, 2015 at 4:30 p.m. Eastern Daylight Time. To join the event, participants may call 1.866.395.3893 (U.S. callers) or 1.678.509.7540 (international callers), using conference ID number 98524143. Alternatively, a live webcast of the conference call can be accessed by interested parties through the Investor Relations section of the HC2 Website, www.HC2.com.

For those unable to listen to the live broadcast of the conference call, a telephonic replay of the call will be available though midnight August 14, 2015 by dialing 1.855.859.2056 (U.S. callers) or 1.404.537.3406 (international callers), ID number 98524143. A replay will also be available on the HC2 website.

Cautionary Statement Regarding Forward-Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words "believes," "expects," "intends," "anticipates," "plans," "seeks," "estimates," "projects," "may," "will," "could," "might," or "continues" or similar expressions. These statements are based on the beliefs and assumptions of HC2's management and the management of HC2's subsidiaries. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K. Factors that could cause actual results, events and developments to differ include, without limitation, capital market conditions, the ability of HC2's subsidiaries to generate sufficient net income and cash flows to make upstream cash distributions, trading characteristics of the HC2 common stock, the ability of HC2 and its subsidiaries to identify any suitable future acquisition opportunities, our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions, integrating financial reporting of acquired or target businesses, completing pending and future acquisitions and dispositions, litigation and other contingent liabilities, changes in regulations, taxes and risks that may affect the performance of the operating subsidiaries of HC2. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About HC2

HC2 Holdings, Inc. is a publicly traded (NYSE MKT: HCHC), diversified holding company, which seeks to acquire and grow attractive businesses that generate sustainable free cash flow. HC2 has a diverse array of operating subsidiaries, across a broad set of industries, including, but not limited to, telecom/infrastructure, large-scale U.S. construction, energy, subsea services and life sciences. HC2 seeks opportunities that generate attractive returns and significant cash flow in order to maximize value for all stakeholders. Currently, HC2's largest operating subsidiaries are Schuff, a leading structural steel fabricator in the United States, and Global Marine, a leading global offshore engineering company focused on subsea cable installation and maintenance. Founded in 1994, HC2 is headquartered in Herndon, Virginia.

For More Information on HC2 Holdings, Inc., Please Contact:

Ashleigh Douglas
ir@HC2.com
212-339-5875

HC2 HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Services revenue	$147,841	$42,111	$221,559	$85,465
Sales revenue	133,141	54,475	261,231	54,475
Net revenue	280,982	96,586	482,790	139,940
Operating expenses:
Cost of revenue - services	134,589	39,530	196,509	80,637
Cost of revenue - sales	110,909	43,330	221,445	43,330
Selling, general and administrative	26,476	14,032	49,529	20,236
Depreciation and amortization	5,236	344	10,242	554
Loss on sale or disposal of assets	498	447	971	367
Total operating expenses	277,708	97,683	478,696	145,124
Income (loss) from operations	3,274	(1,097)	4,094	(5,184)
Interest expense	(10,041)	(1,012)	(18,649)	(1,013)
Amortization of debt discount	(84)	(576)	(176)	(576)
Other income (expense), net	(4,937)	1,665	(4,744)	1,616
Foreign currency transaction gain (loss)	1,822	437	1,051	403
Loss from continuing operations before income (loss) from equity investees and income tax benefit (expense)	(9,966)	(583)	(18,424)	(4,754)
Income (loss) from equity investees	1,429	-	(1,259)	-
Income tax benefit (expense)	(2,464)	(1,946)	3,369	(1,955)
Loss from continuing operations	(11,001)	(2,529)	(16,314)	(6,709)
Gain (loss) from discontinued operations	(11)	27	(20)	44
Loss from sale of discontinued operations	-	-	-	(784)
Net loss	(11,012)	(2,502)	(16,334)	(7,449)
Less: Net (income) loss attributable to noncontrolling interest	(204)	(1,059)	57	(1,059)
Net loss attributable to HC2 Holdings, Inc.	(11,216)	(3,561)	(16,277)	(8,508)
Less: Preferred stock dividends and accretion	1,089	200	2,177	200
Net loss attributable to common stock and participating preferred stockholders	$(12,305)	$(3,761)	$(18,454)	$(8,708)
Basic loss per common share:
Loss from continuing operations attributable to HC2 Holdings, Inc.	$(0.48)	$(0.22)	$(0.74)	$(0.50)
Gain (loss) from discontinued operations	-	-	-	-
Loss from sale of discontinued operations	-	-	-	(0.05)
Net loss attributable to HC2 Holdings, Inc.	$(0.48)	$(0.22)	$(0.74)	$(0.55)
Diluted loss per common share:
Loss from continuing operations attributable to HC2 Holdings, Inc.	$(0.48)	$(0.22)	$(0.74)	$(0.50)
Gain (loss) from discontinued operations	-	-	-	-
Loss from sale of discontinued operations	-	-	-	(0.05)
Net loss attributable to HC2 Holdings, Inc.	$(0.48)	$(0.22)	$(0.74)	$(0.55)
Weighted average common shares outstanding:
Basic	25,514	16,905	24,838	15,780
Diluted	25,514	16,905	24,838	15,780

HC2 HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands, except per share amounts)

	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$68,941	$107,978
Short-term investments	12,265	4,867
Accounts receivable (net of allowance for doubtful accounts receivable of $2,345 and $2,760 at June 30, 2015 and December 31, 2014, respectively)	214,027	151,558
Costs and recognized earnings in excess of billings on uncompleted contracts	35,573	28,098
Deferred tax asset - current	1,701	1,701
Inventories	17,796	14,975
Prepaid expenses and other current assets	23,746	22,455
Assets held for sale	8,597	3,865
Total current assets	382,646	335,497
Restricted cash	7,188	6,467
Long-term investments	71,793	48,674
Property, plant and equipment, net	235,862	239,851
Goodwill	29,649	27,990
Other intangible assets, net	27,987	31,144
Deferred tax asset - long-term	20,998	15,811
Other assets	18,429	18,614
Total assets	$794,552	$724,048
Liabilities, temporary equity and stockholders' equity
Current liabilities:
Accounts payable	$81,644	$79,794
Accrued interconnection costs	31,551	9,717
Accrued payroll and employee benefits	19,222	20,023
Accrued expenses and other current liabilities	51,640	34,042
Billings in excess of costs and recognized earnings on uncompleted contracts	29,859	41,959
Accrued income taxes	912	512
Accrued interest	2,847	3,125
Current portion of long-term debt	12,752	10,444
Current portion of pension liability	6,037	5,966
Total current liabilities	236,464	205,582
Long-term debt	374,321	332,927
Pension liability	28,501	31,244
Other liabilities	7,754	1,617
Total liabilities	647,040	571,370
Commitments and contingencies (See Note 11)
Temporary equity (See Note 13)
Preferred stock, $0.001 par value – 20,000,000 shares authorized; Series A - 30,000 shares issued and outstanding at June 30, 2015 and December 31, 2014; Series A-1 - 10,000 and 11,000 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively; Series A-2 - 14,000 and 0 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	53,013	39,845
Stockholders' equity:
Common stock, $0.001 par value – 80,000,000 shares authorized; 25,623,982 and 23,844,711 shares issued and 25,592,356 and 23,813,085 shares outstanding at June 30, 2015 and December 31, 2014, respectively	26	24
Additional paid-in capital	150,537	147,081
Accumulated deficit	(58,157)	(41,880)
Treasury stock, at cost – 31,626 shares at June 30, 2015 and December 31, 2014, respectively	(378)	(378)
Accumulated other comprehensive loss	(20,139)	(15,178)
Total HC2 Holdings, Inc. stockholders' equity before noncontrolling interest	71,889	89,669
Noncontrolling interest	22,610	23,164
Total stockholders' equity	94,499	112,833
Total liabilities, temporary equity and stockholders' equity	$794,552	$724,048

HC2 HOLDINGS, INC.
ADJUSTED EBITDA
(in thousands)

	Manufacturing Three Months Ended June 30, 2015	Marine Services Three Months Ended June 30, 2015	Telecommunications Three Months Ended June 30, 2015	Other (1) Three Months Ended June 30, 2015	HC2 Holdings, Inc. Three Months Ended June 30, 2015
Net income (loss)	$5,878	$10,360	$587	$(28,041)	$(11,216)
Adjustments to reconcile net income (loss) to Adjusted EBIT:
(Gain) loss on sale or disposal of assets	498	-	-	-	498
Interest expense	366	963	-	8,712	10,041
Amortization of debt discount	-	-	-	84	84
Other (income) expense, net	(7)	(35)	(1)	4,980	4,937
Foreign currency transaction (gain) loss	-	(1,354)	(468)	-	(1,822)
Income tax (benefit) expense	4,334	6	-	(1,876)	2,464
Loss from discontinued operations	11	-	-	-	11
Noncontrolling interest	499	-	-	(295)	204
Share-based payment expense	-	-	-	2,365	2,365
Acquisition costs	-	-	-	1,969	1,969
Adjusted EBIT	11,579	9,940	118	(12,102)	9,535
Depreciation and amortization	498	4,080	98	560	5,236
Depreciation and amortization (included in cost of revenue)	1,932	-	-	-	1,932
Foreign currency (gain) loss (included in cost of revenue)	-	2,758	-	-	2,758
Adjusted EBITDA	$14,009	$16,778	$216	$(11,542)	$19,461

(1)	Other also includes Utilities, Life Sciences and Corporate.

	Manufacturing Three Months Ended March 31, 2015	Marine Services Three Months Ended March 31, 2015	Telecommunications Three Months Ended March 31, 2015	Other (1) Three Months Ended March 31, 2015	HC2 Holdings, Inc. Three Months Ended March 31, 2015
Net income (loss)	$3,188	$1,607	$(524)	$(9,332)	$(5,061)
Adjustments to reconcile net income (loss) to Adjusted EBIT:
(Gain) loss on sale or disposal of assets	423	-	50	-	473
Interest expense	344	996	-	7,268	8,608
Amortization of debt discount	-	-	-	92	92
Other (income) expense, net	(17)	-	(5)	(171)	(193)
Foreign currency transaction (gain) loss	-	448	322	1	771
Income tax (benefit) expense	2,569	6	-	(8,408)	(5,833)
Loss from discontinued operations	9	-	-	-	9
Noncontrolling interest	85	-	-	(346)	(261)
Share-based payment expense	-	-	-	2,235	2,235
Adjusted EBIT	6,601	3,057	(157)	(8,661)	840
Depreciation and amortization	478	4,030	98	400	5,006
Depreciation and amortization (included in cost of revenue)	1,875	-	-	-	1,875
Foreign currency (gain) loss (included in cost of revenue)	-	(1,823)	-	-	(1,823)
Adjusted EBITDA	$8,954	$5,264	$(59)	$(8,261)	$5,898

(1)	Other also includes Utilities, Life Sciences and Corporate.